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                                                                     Exhibit 8.1

                                  WPP GROUP PLC

                        LIST OF SIGNIFICANT SUBSIDIARIES

                             AS AT DECEMBER 31, 2000



Name                                       Country of Incorporation/Residence
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J. Walter Thompson Company, Inc.                         U.S.A.
The Ogilvy Group, Inc.                                   U.S.A.
Young & Rubicam Inc.                                     U.S.A